UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

(X)     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - January 21, 2004

PEOPLES FINANCIAL SERVICES CORP.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	000-23863	23-2931852
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 Main Street, Hallstead, PA 18822
(Address of Principal Executive Officer)
(570) 879-2175
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if changed since last report)

Item 1. Changes in Control of Registrant
Not Applicable

Item 2. Acquisition or Disposition of Assets
Not Applicable

Item 3. Bankruptcy or Receivership
Not Applicable

Item 4. Changes in Registrant's Certifying Accountant
Not Applicable

Item 5. Other Events
Registrant files this Current Report on Form 8K to submit a copy of Registrant's Press Release of Peoples Financial Services Corp., dated January 21, 2004, regarding fourth quarter earnings
Item 6. Resignations of Registrant's Directors
Not Applicable

Item 7. Financial Statements and Exhibits
(a) Not Applicable.
(b) Not Applicable.
(c) Exhibit:
99 Press Release of Peoples Financial Services Corp. dated January 21, 2004, regarding fourth quarter earnings announcement.

Item 8. Change in Fiscal Year
Not Applicable

Item 9. Regulation FD Disclosure
Not Applicable

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES, CORP.
(Registrant)

/s/ Debra E. Dissinger
Dated January 21, 2004	By Debra E. Dissinger
Executive Vice President

EXHIBIT INDEX

		Page Number
		in Manually
Exhibit		Signed Original
99	Press Release of Peoples Financial Services	3
	Corp. dated January 21, 2004.

EXHIBIT 99

Peoples Financial Services Corp. Announces Increased Earnings, Increased Dividends and a New Office in Deposit NY.

Peoples Financial Services Corp. reports that net income for 2003 exceeded 2002 by almost 11% at $5,564,000. Total assets at year end reached $371,334,000 vs. $346,842,000 at December 31, 2002, a gain of over 7% while net loans at December 31, 2003, were $233,374,000 compared to $219,258,000 at the same time last year, an increase of almost 6.5%. Total deposits at year end 2003 were $279,700,000 an increase of almost 8% over the December 31, 2002 deposit total of $259,187,000.

An increase in dividend of 1¢ per share payable February 17, 2004, to shareholders of record as of January 30, 2004, was also announced. The regular quarterly dividend was increased to 18¢ per share. The increase in dividends reflects the policy of the bank’s Board of Directors to share increases in net income with shareholders.

The Board also announced that regulatory approval has been received, which will allow a branch office to be established in Deposit, Broome County, New York. This will be the ninth community office for Peoples National Bank and the second in New York State. A third quarter 2004 opening is expected.

Peoples Financial Services Corp is the parent company of Peoples National Bank, an independent community bank headquartered in Hallstead, PA, and with office locations in the Hallstead Shopping Plaza, Hop Bottom, Susquehanna, and Montrose in Susquehanna County, PA, and Nicholson, Tunkhannock, and Meshoppen in Wyoming County, PA, as well as Conklin in Broome County, NY.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand for prices for the Company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments, and other risks and uncertainties including those detailed in the Company’s filings with the Securities and Exchange Commission.